UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-1955550

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
11465 Sunset Hills Road
Suite 200
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Agreement and Plan of Merger
On May 28, 2008, comScore, Inc., a Delaware corporation (“comScore”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with M:Metrics, Inc., a Delaware corporation (“M:Metrics”), OpinionCounts, Inc., a Delaware corporation and wholly owned subsidiary of comScore (“Merger Sub”), and Randolph L Austin, Jr., as Stockholder Representative. Pursuant to the Merger Agreement, on May 28, 2008, Merger Sub was merged with and into M:Metrics, with M:Metrics continuing as the surviving corporation and a wholly owned subsidiary of comScore (the “Merger”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of comScore and M:Metrics, and approved by M:Metrics’ stockholders. Approval of the Merger by comScore’s stockholders was not required.
The aggregate amount of the merger consideration paid at the closing of the Merger by comScore to M:Metrics stockholders and M:Metrics vested option holders was $44.3 million. Additionally, the merger consideration is subject to post-closing adjustment specified in the Merger Agreement based on the net working capital and cash of M:Metrics upon the closing of the merger. comScore also paid approximately $1.5 million in certain transaction expenses and change of control payments of M:Metrics. As a result of the Merger, M:Metrics’ shares of common stock will be converted into the right to receive the applicable merger consideration in cash at the closing. The outstanding vested options of M:Metrics will be cancelled at closing and option holders will receive the same per share merger consideration in cash as the holders of common stock receive, net of the exercise price of the option. If the net working capital and cash adjustments result in an increase to the merger consideration, M:Metrics stockholders and M:Metrics vested option holders will have the right to receive payment of that adjustment amount in the same relative manner that they participated in the payments at closing.
Fifteen percent (15%) of the merger consideration (including any positive adjustment amount) will be withheld from the amount paid to the M:Metrics stockholders and will be deposited into an escrow fund pursuant to an escrow agreement (the “Escrow Agreement”) as security for the payment, if any, of post-closing net working capital and cash adjustments to comScore and for the indemnification obligations of M:Metrics’ stockholders under the Merger Agreement. The Escrow Agreement was entered into May 28, 2008 among comScore , the stockholder representative and SunTrust Bank as escrow agent. Any escrowed amount not paid to comScore will be paid to the M:Metrics stockholders at the end of eighteen months, subject to the terms of the Escrow Agreement. The holders of M:Metrics vested options did not contribute to the escrow fund, and will not be responsible for, or participate in, any payments from, the escrow fund.
As a result of the Merger, all then outstanding unvested M:Metrics options were replaced with substituted options to acquire shares of comScore common stock. Each substituted comScore option is issued under the comScore 2007 Equity Incentive Plan and is subject to, and will vest and become exercisable in accordance with, comparable terms and conditions as the corresponding unvested M:Metrics option that was in effect immediately prior to the closing of the Merger, except that each substituted comScore option will be exercisable for that number of shares of the comScore common stock equal to the number of shares of M:Metrics common stock subject to the unvested M:Metrics option that was replaced multiplied by an Option Exchange Ratio (as defined in the Merger Agreement). The shares of comScore common stock underlying the substituted comScore options will be registered under the effective Form S-8 covering the comScore 2007 Equity Incentive Plan.
In connection with the Merger on May 28, 2008, each of Will Hodgman and James McAteer, the founders of M:Metrics, entered into employment agreements with M:Metrics.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and comScore shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in comScore’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.
Restricted Stock Grants
In the Merger Agreement, comScore agreed to grant M:Metrics employees that number of restricted shares or restricted stock units of comScore common stock (“restricted shares”) equal to $5,000,000 (determined with respect to the closing sales price for one share of comScore common stock as quoted on the NASDAQ Global Market on the date of determination). comScore has agreed to grant each of Will Hodgman and James McAteer, the founders of M:Metrics, $1,000,000 in restricted shares out of those restricted shares to be issued to M:Metrics employees. comScore will allocate the remaining restricted shares among those M:Metrics employees and in those amounts determined by the Compensation Committee of the Board, in consultation with Will Hodgman and James McAteer, within 45 days of the effective time of the Merger. All grants of restricted shares will be subject to the terms and conditions of comScore’s 2007 Equity Incentive Plan or comScore’s UK Subplan for M:Metrics employees located in the United Kingdom, as applicable.
Except for the founders, the restricted shares will vest in equal yearly installments over four (4) years, beginning on the grant date (e.g., 1/4th of the restricted shares shall vest on each anniversary of the grant of date such that all restricted shares will have vested four (4) years after the grant date), subject to the applicable grantee continuing to be a service provider of comScore or its affiliates through each applicable vesting date. For the founders, 50% of the restricted shares will vest on the second anniversary of the grant date, and then 25% of the restricted shares will vest on each of the third and fourth anniversary of the grant date, such that all restricted shares will have vested four (4) years after the grant date.
Any restricted shares that have not vested at the time of a grantee’s termination as a service provider of comScore or its affiliates for any reason will be forfeited and automatically transferred to and reacquired by comScore at no cost to comScore upon the date of such termination and such grantee will have no further rights with respect to such forfeited restricted shares.
There were no material relationships between comScore, its subsidiaries, officers, shareholders or employees and M:Metrics, its subsidiaries, officers, shareholders or employees, other than in respect to the transaction.

Item 2.01.	Completion of Acquisition or Disposition of Assets
The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 8.01	Other Events.
On May 28, 2008, comScore issued a press release announcing the execution of the Merger Agreement and completion of the acquisition of M:Metrics by comScore. The press release is furnished with this Current Report as Exhibit 99.1.
The information provided in Item 8.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of businesses acquired.
          As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for comScore to provide financial statements required pursuant to Item 9.01(a) of the Form 8-K giving effect to the acquisition of M:Metrics, Inc. comScore anticipates that such financial statements will be filed with the Commission under cover of a Form 8-K/A as soon as practicable but in any event not later than 71 days after the date on which this Current Report on Form 8-K must be filed.
(b) Pro forma financial information.
          As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for comScore to provide the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K giving effect to the acquisition of M:Metrics, Inc. comScore anticipates that such pro forma financial information will be filed with the Commission under cover of a Form 8-K/A as soon as practicable but in any event not later than 71 days after the date on which this Current Report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 28, 2008, among comScore, Inc., OpinionCounts, Inc., M:Metrics, Inc. and Randolph L. Austin, Jr., as Stockholder Representative.*

99.1	Press release of comScore issued on May 28, 2008 announcing the execution of the Merger Agreement and completion of the acquisition of M:Metrics, Inc. by comScore, Inc.**

*	The registrant has omitted certain schedules and exhibits identified in the Merger Agreement in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

**	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	Christiana L. Lin
Christiana L. Lin
General Counsel and Chief Privacy Officer
Date: May 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 28, 2008, among comScore, Inc., OpinionCounts, Inc., M:Metrics, Inc. and Randolph L. Austin, Jr., as Stockholder Representative.*

99.1	Press release of issued on May 28, 2008 announcing the execution of the Merger Agreement and completion of the acquisition of M:Metrics, Inc. by comScore, Inc.**

*	The registrant has omitted certain schedules and exhibits identified in the Merger Agreement in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

**	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.